Exhibit 107

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common stock	Rule 456(b) Rule 457(r)	877,557 shares	$81.41	$71,441,916	0.0000927	$6,622.67

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$71,441,916		$6,622.67

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$6,622.67

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, or similar transaction.

(2)

Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act, and based on the average of the high and low prices reported on the New York Stock Exchange on May 2, 2022.

(3)	Calculated in accordance with Rule 457(r) under the Securities Act.
(4)

This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Company’s Registration Statement on Form S-3 (File No. 333-239467) in accordance with Rules 456(b) and 457(r) under the Securities Act.